UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2024

Trex Company Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Trex Way
Winchester, Virginia		22601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 540 542-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TREX	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2024, Trex Company, Inc. (the “Company”), entered into a Second Amendment to Credit Agreement (the “Second Amendment”) by and among the Company, as borrower, the guarantors party thereto; Bank of America, N.A. (“BOA”), as a Lender, Administrative Agent, Swing Line Lender and L/C Issuer; TD Bank, N.A. as a Lender and Syndication Agent; and PNC Bank, National Association and Wells Fargo Bank, National Association (each, a “Lender” and collectively, the “Lenders”), arranged by BofA Securities, Inc. as Sole Lead Arranger and Sole Bookrunner, amending that Credit Agreement dated as of May 18, 2022, as amended by that certain First Amendment dated as of December 22, 2022 (collectively, the “Credit Agreement”).

The Credit Agreement provides the Company with Revolving A Loans in the maximum principal amount of $400,000,000 (“Revolving A Loans”), Revolving B Loans in the maximum principal amount of $150,000,000 (“Revolving B Loans”), and Letters of Credit and Swing Line Loans (as defined in the Credit Agreement). The Second Amendment to the Credit Agreement extends the maturity date of the Revolving B Loans from December 22, 2024 to December 22, 2026.

Base Rate Loans (as defined in the Credit Agreement) under the Revolving A Loan and the Swing Line Loans accrue interest at the Base Rate plus the Applicable Rate (as defined in the Credit Agreement) and Term SOFR Loans for the Revolving Loans accrue interest at the rate per annum equal to the sum of Term SOFR for such interest period plus the Applicable Rate (as defined in the Credit Agreement). The Base Rate for any day is a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by BOA as its prime rate, and (c) the Term SOFR plus 1.0% subject to certain interest rate floors. Repayment of all then outstanding principal, interest, fees and costs is due at the end of the Term (as defined in the Credit Agreement).

With respect to Revolving B Loans (as defined in the Credit Agreement), for any day, the rate per annum is a tiered pricing based upon the Consolidated Debt to Consolidated EBITDA Ratio. The applicable rate for Revolving B Loans that are Base Rate Loans range between 0.20% and 1.15%. and the applicable rate for Revolving B Loans that are Term SOFR/Term SOFR Daily Floating Rate range between 1.20% and 2.15%

The Second Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing summary of the terms of this document is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Trex Company, Inc. herewith furnishes the following exhibits:

Exhibit Number	Description of Exhibit
4.1	Second Amendment to Credit Agreement dated as of October 10, 2024.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 11, 2024	By:	/s/ Bryan H. Fairbanks
Bryan H. Fairbanks President and Chief Executive Officer